UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☒           Soliciting Material Under Rule 14a-12

SILICON STORAGE TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

RILEY INVESTMENT MANAGEMENT, LLC
BRYANT R. RILEY
DIALECTIC CAPITAL PARTNERS LP
DIALECTIC OFFSHORE, LTD.
DIALECTIC ANTITHESIS PARTNERS, LP
DIALECTIC ANTITHESIS OFFSHORE, LTD.
DIALECTIC CAPITAL MANAGEMENT, LLC
JOHN FICHTHORN
LUKE FICHTHORN
LLOYD I. MILLER, III
THE SST FULL VALUE COMMITTEE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The SST Full Value Committee (the “Committee”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes against approval of the Agreement and Plan of Merger, dated as of November 13, 2009, among Technology Resources Holdings, Inc., Technology Resources Merger Sub, Inc. and Silicon Storage Technology, Inc., a California corporation (the “Company”), at a special meeting of shareholders of the Company.

On January 4, 2010, the Committee issued the following press release:

SST FULL VALUE COMMITTEE URGES THE BOARD OF SILICON STORAGE
TECHNOLOGY TO IMMEDIATELY RECONSIDER ITS DECISION TO BE
ACQUIRED BY MEMBERS OF ITS OWN MANAGEMENT TEAM AND
TECHNOLOGY RESOURCES HOLDINGS.

SST FULL VALUE COMMITTEE STATES IT WILL VOTE AGAINST THE PRESENT MERGER

New York, NY, January 4, 2010– The SST Full Value Committee (the “Committee”) announced today that it has sent a letter to the Board of Directors (the “Board”) of Silicon Storage Technology, Inc. (Nasdaq: SSTI) (the “Company” or “SSTI”) urging the Board to immediately reconsider its decision to move forward with the acquisition of the Company by members of SSTI’s own management team in concert with Technology Resources Holdings.  The Committee intends to solicit against the proposed merger and take such other action as it deems necessary to protect the interests of all shareholders if the Board determines to move forward with the merger and does not withdraw its proxy materials to solicit shareholder approval.  The members of the Committee are significant shareholders of the Company and collectively own 12,548,094 shares of SSTI or approximately 13.1% of the shares outstanding as of October 31, 2009.

The full text of the letter follows:

BY FACSIMILE AND MAIL

The Board of Directors
Silicon Storage Technology, Inc.
1020 Kifer Road
Sunnyvale, California 94086

Dear Members of the Board:

Riley Investment Management, LLC, Bryant R. Riley, Dialectic Capital Partners LP, Dialectic Offshore, Ltd., Dialectic Antithesis Partners, LP, Dialectic Antithesis Offshore, Ltd., Dialectic Capital Management, LLC, John Fichthorn, Luke Fichthorn, and Lloyd I. Miller, III are significant shareholders of Silicon Storage Technology, Inc. (the “Company”).  We have formed The SST Full Value Committee (the “Committee”) in opposition to the Board of Directors’ (the “Board”) decision to enter into a going-private transaction and merger agreement with Technology Resources Holdings, Inc. and Technology Resources Merger Sub, Inc. (the “Merger Agreement”).

To make our position perfectly clear, the Committee is deeply concerned with the Board’s decision to be acquired by Technology Resources Holdings, Inc. and members of the Company’s management team, including the Company’s Chairman and Chief Executive Officer and Chief Operating Officer.  The Committee believes the proposed merger consideration is at a significant discount to tangible book value at a time when the semiconductor industry is emerging from a multi-year recession.  In the Committee’s opinion, the proposed price to be paid per share is inadequate for shareholders and there are more favorable strategic opportunities available to enhance shareholder value than this ill-conceived transaction that appears to only benefit management.  Among other things, the Committee believes that significantly better value can be realized if the Company focuses on maximizing its lucrative licensing stream while simultaneously minimizing the losses in its products business.

The Committee urges the Board to immediately reconsider its decision to move forward with the Merger Agreement.  If the Board determines to move forward with the Merger Agreement and does not withdraw its proxy materials to solicit shareholder approval, the Committee intends to solicit against the proposed merger and take such other action as it deems necessary to protect the interests of all shareholders.

The Committee also believes the Company would benefit from the immediate addition of new independent directors who will represent the interests of shareholders, the true owners of the Company, and fully explore all ways to maximize value for all shareholders. We would welcome the opportunity to meet with the Special Committee to discuss our concerns and how the Company intends to address them.

Respectfully submitted,

The SST Full Value Committee

****

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The SST Full Value Committee (the “Committee”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes against approval of the Agreement and Plan of Merger, dated as of November 13, 2009, among Technology Resources Holdings, Inc., Technology Resources Merger Sub, Inc. and Silicon Storage Technology, Inc., a California corporation (the “Company”), at a special meeting of shareholders of the Company.

THE COMMITTEE ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in this proxy solicitation are the Committee, Riley Investment Management LLC (“RIM”),  Bryant R. Riley, Dialectic Capital Partners LP (“DCP”), Dialectic Offshore, Ltd. (“DOF”), Dialectic Antithesis Partners, LP (“DAP”), Dialectic Antithesis Offshore, Ltd. (“DAO”), Dialectic Capital Management, LLC (“DCM”), John Fichthorn, Luke Fichthorn and Lloyd I. Miller, III.

As of the close of business on December 31, 2009, RIM beneficially owned 2,715,489 shares of Common Stock held in certain managed accounts of its investment advisory clients.  Mr. Riley (as the manager and owner of all of the outstanding membership interests of RIM) is deemed to be the beneficial owner of the 2,715,489 shares of Common Stock beneficially owned by RIM.

As of the close of business on December 31, 2009, DCP beneficially owned 662,718 shares of Common Stock, DOF beneficially owned 457,923 shares of Common Stock, DAP beneficially owned 1,793,792 shares of Common Stock and DAO beneficially owned 2,526,303 shares of Common Stock.  DCM (as the investment manager of each of DCP, DOF, DAP and DAO) and John Fichthorn and Luke Fichthorn (as the managing members of DCM) are deemed to be the beneficial owners of the (i) 662,718 shares of Common Stock owned by DCP, (ii) 457,923 shares of Common Stock owned by DOF, (iii) 1,793,792 shares of Common Stock owned by DAP and (iv) 2,526,303 shares of Common Stock owned by DAO.

As of the close of business on December 31, 2009, Mr. Miller directly owned 1,485,269 shares of Common Stock.  Mr. Miller (as the (i) investment advisor to the trustee of Trust A-4; (ii) manager of Milfam LLC, the general partner of Milfam II L.P. (“Milfam II”); (iii) custodian to the Alex UGMA created pursuant to the Florida Uniform Gift to Minors Act; (iv) grantor, trustee and/or co-trustee for the generation skipping trusts: (a) Catherine Miller GST, (b) Kimberly Miller GST, (c) Lloyd I. Miller GST and (d) Lloyd Crider GST; and (v) grantor and co-trustee for a trust in favor of Alexandra Miller and Lloyd I. Miller, IV (“KSMTR”)) is deemed to be the beneficial owner of the (i) 2,265,224 shares of Common Stock owned by Trust A-4, (ii) 2,001,050 shares of Common Stock owned by Milfam II, (iii) 12,436 shares of Common Stock owned by the Alex UGMA, (iv) 219,667 shares of Common Stock owned by Catherine Miller GST, (v) 100,000 shares of Common Stock owned by Kimberly Miller GST, (vi) 175,000 shares of Common Stock owned by Lloyd I. Miller GST, (vii) 262,565 shares of Common Stock owned by Lloyd Crider GST and (viii) 135,882 shares of Common Stock owned by KSMTR.

The Committee excludes for all purposes related to the Committee and its activities, the (i) 2,265,224 shares of Common Stock held by Trust A-4 and reported by Lloyd I. Miller III on Schedule 13D and (ii) 409,876 shares of Common Stock held by RIM’s investment advisory clients over which RIM has shared voting and dispositive power and reported by RIM and Mr. Riley on Schedule 13D. With respect to the shares held by Trust A-4, Mr. Miller agrees to take commercially reasonable efforts, consistent with his duties and responsibilities as an investment advisor and otherwise consistent with applicable law, to recommend to the trustee that the trustee vote the shares held by Trust A-4 in accordance with the recommendations of the Committee.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants.  Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.